UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2013

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

450 Gears Road, Suite 500, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-765-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 17, 2013, Patterson-UTI Energy, Inc. (the "Company") determined that it will incur a pretax non-cash charge of approximately $37.8 million (or an estimated $24.0 million after-tax) related to its mechanically powered rig fleet. This charge reflects the recent shift in customer demand away from mechanically powered drilling rigs to electric powered drilling rigs. The Company does not expect that the non-cash charge will result in future cash expenditures.

This pretax non-cash charge includes $7.9 million from the retirement of 48 of its mechanical drilling rigs and certain spare parts in the fourth quarter of 2013. These rigs are primarily smaller mechanical units with an average horsepower rating of 731. This pretax non-cash charge also includes $29.9 million associated with the Company’s 55 mechanical rigs that are not currently under contract. Although these 55 rigs remain marketable, the Company has lower expectations with respect to utilization of these rigs due to the industry shift to high-spec drilling rigs, such as our APEX® rigs.

Although some components of the 48 rigs retired may be sold at auction, the Company expects that the majority of the components of these rigs will be transferred to spare parts inventory and be available to support other rigs in the fleet.

The Company also announced today that its Board of Directors has scheduled the Company’s 2014 Annual Meeting of Stockholders for April 17, 2014. The Board has set a record date for the 2014 Meeting of February 20, 2014. Since the 2014 Meeting will occur more than 30 days prior to the anniversary of the Company’s prior Annual Meeting of Stockholders held on June 5, 2013, the Board has set a new deadline for the receipt of shareholder proposals. For business to be properly brought before the 2014 Meeting by any shareholder, and for a nomination of directors to be made by a shareholder, notice must be received by the Company in proper written form, in accordance with the Company’s Second Amended and Restated Bylaws, no later than December 28, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

99.1 Press Release dated December 18, 2013 Announcing Non-Cash Charge on Mechanical Drilling Rigs and 2014 Annual Meeting Matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

December 18, 2013	By:	John E. Vollmer III

Name: John E. Vollmer III
Title: Senior Vice President - Corporate Development, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 18, 2013 Announcing Non-Cash Charge on Mechanical Drilling Rigs and 2014 Annual Meeting Matters